EXHIBIT 99.1

Joint Filer Information
Name and Address of Reporting Person:	Azalea International Venture Partners Ltd.
c/o Ayala Corporation
33/F Tower One
Ayala Triangle, Ayala Avenue
 Makati City, Metro Manila, Philippines, 1226

Issuer Name and Ticker or Trading Symbol:	Stream Global Services, Inc.
(SGS)

Relationship of Joint Filer to Issuer:	10% Owner

Date of Earliest Transaction Required to be Reported:	4/27/12

Designated Filer:	Ayala Corporation

AZALEA INTERNATIONAL VENTURE PARTNERS LTD. /s/ Delfin Gonzalez, Jr.
Name: Delfin Gonzalez, Jr. Title: Authorized Signatory	Date: May 1, 2012

Name and Address of Reporting Person:	LiveIt Investments Limited
c/o Ayala Corporation
33/F Tower One
Ayala Triangle, Ayala Avenue
Makati City, Metro Manila, Philippines, 1226

Issuer Name and Ticker or Trading Symbol:	Stream Global Services, Inc.
(SGS)

Relationship of Joint Filer to Issuer:	10% Owner

Date of Earliest Transaction Required to be Reported:	4/27/12

Designated Filer:	Ayala Corporation

LIVEIT INVESTMENTS LIMITED /s/ Alfredo I. Ayala
Name: Alfredo I. Ayala Title: Chief Executive Officer	Date: May 1, 2012

Name and Address of Reporting Person:	NewBridge International Investment Ltd.
c/o Ayala Corporation
33/F Tower One
Ayala Triangle, Ayala Avenue
Makati City, Metro Manila, Philippines, 1226

Issuer Name and Ticker or Trading Symbol:	Stream Global Services, Inc.
(SGS)

Relationship of Joint Filer to Issuer:	10% Owner

Date of Earliest Transaction Required to be Reported:	4/27/12

Designated Filer:	Ayala Corporation

NEWBRIDGE INTERNATIONAL INVESTMENT LTD. /s/ Alfredo I. Ayala
Name: Alfredo I. Ayala Title: Director	Date: May 1, 2012